Exhibit 99.1

ANIXTER INTERNATIONAL INC. REPORTS FOURTH QUARTER 2018 DILUTED EPS OF $1.22
AND ADJUSTED DILUTED EPS OF $1.53, UP 9%

Fourth Quarter Highlights

•	Record fourth quarter sales of $2.1 billion, up 5.2%, organic sales growth of 5.1%

•	Gross margin of 20.3%, up 50 basis points

•	Refinanced $350 million of 5.625% Senior Notes due 2019 with $250 million of 6.00% Senior Notes due 2025

GLENVIEW, IL, (Business Wire) January 29, 2019 - Anixter International Inc. (NYSE: AXE) today announced its results for the fourth quarter of 2018.

"Sales growth was above the mid-point of our outlook range, driven by the UPS segment, complex and global accounts customers, and our security business. In addition to strong sales growth, we were pleased to deliver meaningful improvement in gross margin, driven by actions we have implemented across the business," commented Bill Galvin, President and Chief Executive Officer. "During the quarter we accelerated investment in innovation and business transformation, with a focus on customer-facing technologies that will enhance our digital capabilities and enterprise efficiencies. We are streamlining and standardizing our global business processes, making it easier and more efficient for our customers to engage with us anywhere in the world. In addition to the gross margin actions already taken, we expect our business transformation to deliver significant long term operating expense savings."

The following results are for the 13 weeks ended December 28, 2018, compared to the 13 weeks ended December 29, 2017. Unless otherwise noted, all comparisons are versus the prior year quarter. Both the current and prior year quarters had 62 billing days.

•
Sales increased 5.2% to $2.1 billion. Current quarter sales include the favorable impact of the security acquisitions completed in the second quarter of 2018 and the unfavorable impacts of lower average copper prices and generally weaker foreign currencies. Adjusting for these impacts, organic sales increased 5.1%, as detailed in the table on page 9 of this release.

•	Gross profit increased 7.9% to $430.0 million. Gross margin of 20.3% increased by 80 basis points sequentially and 50 basis points year-over-year.

•	Operating expense of $342.7 million compares to $317.8 million. Operating expense ratio of 16.2% compares to 15.8%.

•	Operating income increased 8.3% to $87.3 million. Operating margin of 4.1% compares to 4.0%.

•	Interest expense of $19.8 million compares to $19.0 million.

•	Other, net expense of $7.6 million compares to $0.1 million. The change was driven by $4.6 million of expenses due to the loss on extinguishment of the $350 million of 5.625% Senior Notes due 2019.

•
The effective tax rate of 30.2% compares to 99.4%. The lower effective tax rate in the current quarter is due primarily to higher tax expense recorded in the fourth quarter of 2017 related to the Tax Cuts and Jobs Act of 2017.

•	Net income of $41.8 million compares to $0.4 million. The largest driver of the increase was driven by the 2017 tax expense noted above.

•	Earnings per diluted share of $1.22 compares to $0.01.

•
Full year 2018 cash flow from operations of $137.7 million compares to $183.8 million in 2017. The difference is due primarily to increased working capital investment to support growth in the business.

•	Full year 2018 capital expenditures of $42.4 million compares to $41.1 million in 2017. The increase is due to higher capital investment in facilities and innovation.

•	Working capital as a percentage of sales of 18.2% compares to 18.4%.

Non-GAAP Measures
Please refer to the tables on pages 9 - 14 for the reconciliations of our reported results prepared in accordance with U.S. GAAP to the non-GAAP measures. Unless otherwise noted, all non-GAAP financial metrics that follow exclude the expense items detailed on page 11 of this release.

•
Adjusted operating expense of $333.8 million compares to $301.6 million, up 10.7%. Adjusted operating expense ratio of 15.8% compares to 15.0%. The increase in adjusted operating expense is due to $7.4 million of incremental expense from the acquisitions and $7.2 million of investment in innovation and business transformation strategies, combined with higher volume and inflationary pressures, primarily from freight and medical costs.

•	Adjusted operating income of $96.2 million compares to $96.8 million. Adjusted operating margin of 4.5% compares to 4.8%.

•	Adjusted effective tax rate of 28.6% compares to 38.5%. The lower tax rate is driven by the impact of the Tax Cuts and Jobs Act of 2017.

•	Adjusted net income increased 9.5% to $52.4 million.

•	Adjusted diluted earnings per share increased 8.5% to $1.53.

•	Adjusted EBITDA of $108.5 million compares to $108.3 million. Adjusted EBITDA margin of 5.1% compares to 5.4%.

Segment Update
Network & Security Solutions ("NSS") reported record fourth quarter sales of $1.1 billion, an increase of 6.4%, or 4.7% on an organic basis. NSS security sales of $499.5 million, which represents approximately 45% of segment sales, increased 18.5%. NSS operating income of $77.6 million compares to $68.4 million. NSS adjusted operating income increased 5.1% to $81.7 million. Adjusted EBITDA increased 5.2% to $83.5 million. Adjusted EBITDA margin of 7.5% compares to 7.6%.

Electrical & Electronic Solutions (“EES”) reported fourth quarter sales of $571.3 million, a reported decrease of 1.8% and an increase of 0.5% organically. EES operating income of $31.2 million compares to $30.0 million. EES adjusted operating income increased 1.9% to $32.7 million. Adjusted EBITDA increased 1.8% to $33.6 million. Adjusted EBITDA margin increased 20 basis points to 5.9%, driven by gross margin improvement from our initiatives.

Utility Power Solutions (“UPS”) reported record fourth quarter sales of $429.9 million, an increase of 12.7%, or 13.3% on an organic basis. UPS operating income of $21.2 million compares to $15.8 million. UPS adjusted operating income increased 28.1% to $24.6 million. Adjusted EBITDA increased 24.5% to $25.5 million. Adjusted EBITDA margin increased 50 basis points to 5.9%, driven by volume growth and strong operating leverage, resulting in adjusted EBITDA leverage of 1.9 times.

Capital Structure and Credit Metrics
In the fourth quarter we refinanced $350 million of 5.625% Senior Notes due 2019 with $250 million of 6.00% Senior Notes due 2025 and borrowings under our secured accounts receivable facility. We also extended the maturity of our secured accounts receivable and inventory facilities to 2023.

Key capital structure and credit-related statistics for the quarter:

•	Debt-to-total capital ratio of 44.4%, compares to 46.1% at the end of 2017

•	Debt-to-adjusted EBITDA ratio of 3.0 times compares to 3.1 times at the end of 2017

•	Weighted average cost of borrowed capital of 5.5%, compares to 5.6% in the prior year quarter

•	$598.5 million available under secured accounts receivable, inventory facilities and revolving lines of credit

Outlook
Ted Dosch, EVP and Chief Financial Officer, commented, "As we look ahead to 2019, we are optimistic that favorable sales trends will continue, based on our record backlog, strong pipeline trends, and ongoing discussions with our customers and suppliers. The demand environment remains solid, tempered by uncertainty caused by economic policies and geopolitical issues. Based on current conditions, we estimate 2019 organic sales growth in the 3 - 6% range, with first quarter 2019 organic sales growth in the 3% - 5% range. Based on our outlook for low-to-mid single digit sales growth and the related investment in working capital to support that growth, combined with our ongoing investment in innovation and business transformation, we estimate cash flow from operations of $150 - $175 million and capital investment of $55 - $60 million."

Galvin concluded, "As we turn to 2019, we are focused on the significant opportunity to leverage our unique set of products and innovative solutions across our global network. Through our customer access strategy, comprehensive and unique global services offerings, and initiatives in high growth markets, we are positioned for top line growth and market share gains. We are beginning to benefit from actions we are taking to improve gross margin, which will fund investment in innovation and still deliver operating margin expansion. Long term, we expect our investment in innovation to deliver significant benefits, with the ultimate goal of improving profitability, generating significant cash flow from operations and creating value for all of our stakeholders."

Financial Results

	Three Months Ended			Twelve Months Ended
(In millions, except per share amounts)	December 28, 2018	December 29, 2017	Percent Change	December 28, 2018	December 29, 2017	Percent Change
Net Sales	$2,119.1	$2,013.8	5%	$8,400.2	$7,927.4	6%
Operating Income	$87.3	$80.6	8%	$309.7	$312.9	(1)%
Net Income	$41.8	$0.4	nm	$156.3	$109.0	43%
Diluted Earnings Per Share	$1.22	$0.01	nm	$4.58	$3.21	43%
Diluted Weighted Shares	34.1	34.0	—%	34.1	34.0	—%

Conference Call Details
Today's conference call to discuss these results will begin at 9:30 a.m. Central Time. The call will be available as a live audio webcast and can be accessed at the Investor Relations portion of our website at anixter.com/investor. Dial-in numbers for the call are as follows:

U.S./Canada toll-free dial-in:    (833) 235-7649
International dial-in:        (647) 689-4538
Conference ID:             524 7319

A replay of the call will be available at anixter.com/investor for 15 days following the call. Prior to the beginning of the call a supplemental presentation titled “Fourth Quarter 2018 Highlights and Operating Results” will be available on the Investor Relations section of our website.

About Anixter
Anixter International is a leading global distributor of Network & Security Solutions, Electrical & Electronic Solutions and Utility Power Solutions. We help build, connect, protect, and power valuable assets and critical infrastructures. From enterprise networks to industrial MRO supply to video surveillance applications to electric power distribution, we offer full-line solutions, and intelligence, that create reliable, resilient systems that sustain businesses and communities. Through our unmatched global distribution network along with our supply chain and technical expertise, we help lower the cost, risk and complexity of our customers’ supply chains.

Anixter adds value to the distribution process by providing approximately 130,000 customers access to 1) innovative supply chain solutions, 2) nearly 600,000 products and over $1.0 billion in inventory, 3) 316 warehouses/branch locations with over 9.0 million square feet of space and 4) locations in over 300 cities in approximately 50 countries.  Founded in 1957 and headquartered near Chicago, Anixter trades on the New York Stock Exchange under the symbol AXE.

Safe Harbor Statement
The statements in this release other than historical facts are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of factors that could cause our actual results to differ materially from what is indicated here. These factors include but are not limited to general economic conditions, the level of customer demand particularly for capital projects in the markets we serve, changes in supplier relationships or in supplier sales strategies or financial viability, risks associated with the sale of nonconforming products and services, political, economic or currency risks related to foreign operations, inventory obsolescence, copper price fluctuations, customer viability, risks associated with accounts receivable, the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, information security risks, risks associated with substantial debt and restrictions contained in financial and operating covenants in our debt agreements, the impact and the uncertainty concerning the timing and terms of the withdrawal by the United Kingdom from the European Union, unanticipated change in our tax provision and tax liabilities related to the enactment of the Tax Cuts and Jobs Act and risks associated with integration of acquired companies, including, but not limited to, the risk that the acquisitions may not provide us with the synergies or other benefits that were anticipated. These uncertainties may cause our actual results to be materially different than those expressed in any forward looking statements.  We do not undertake to update any forward looking statements.  Please see our Securities and Exchange Commission (“SEC”) filings for more information.

Non-GAAP Financial Measures
In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) above, this release includes certain financial measures computed using non-GAAP components as defined by the SEC. Specifically, net sales comparisons to the prior corresponding period, both worldwide and in relevant segments, are discussed in this release both on an U.S. GAAP and non-GAAP basis. We believe that by providing non-GAAP organic growth, which adjusts for the impact of acquisitions (when applicable), foreign exchange fluctuations, copper prices and the number of billing days (when applicable), both management and investors are provided with meaningful supplemental sales information to understand and analyze our underlying trends and other aspects of our financial performance. Historically and from time to time, we may also exclude other items from reported financial results (e.g., impairment charges, inventory adjustments, restructuring charges, tax items, currency devaluations, pension settlements, etc.) in presenting adjusted operating expense, adjusted operating income, adjusted income taxes and adjusted net income so that both management and financial statement users can use these non-GAAP financial measures to better understand and evaluate our performance period over period and to analyze the underlying trends of our business. We have also excluded amortization of intangible assets associated with purchase accounting from acquisitions from the adjusted amounts for comparison of the non-GAAP financial measures period over period.

EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before foreign exchange and other non-operating expense and non-cash stock-based compensation, excluding the other items from reported financial results, as defined above. Adjusted EBITDA leverage is defined as the percentage change in Adjusted EBITDA divided by the percentage change in net sales. We believe that adjusted operating income, EBITDA, Adjusted EBITDA and Adjusted EBITDA leverage provide relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business segment performance. Adjusted operating income provides an understanding of the results from the primary operations of our business by excluding the effects of certain items that do not reflect the ordinary earnings of our operations. We use adjusted operating income to evaluate our period-over-period operating performance because we believe this provides a more comparable measure of our continuing business excluding certain items that are not reflective of expected ongoing operations. This measure may be useful to an investor in evaluating the underlying performance of our business. EBITDA provides us with an understanding of earnings before the impact of investing and financing charges and income taxes. Adjusted EBITDA further excludes the effects of foreign exchange and other non-cash stock-based compensation, and certain items that do not reflect the ordinary earnings of our operations and that are also excluded for purposes of calculating adjusted net income, adjusted earnings per share and adjusted operating income. EBITDA and Adjusted EBITDA are used by our management for various purposes including as measures of performance of our operating segments and as a basis for strategic planning and forecasting. Adjusted EBITDA and Adjusted EBITDA leverage may be useful to an investor because this measure is widely used to evaluate a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending on the accounting methods, book value of assets, capital structure and the method by which the assets were acquired, among other factors. They are not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with U.S. GAAP.

Non-GAAP financial measures provide insight into selected financial information and should be evaluated in the context in which they are presented. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. The non-GAAP financial measures should be considered in conjunction with the Condensed Consolidated Financial Statements, including the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

INVESTOR CONTACTS

Ted Dosch	Kevin Burns	Lisa M. Gregory, CFA
EVP - Finance & CFO	SVP - IR & Treasurer	VP - Investor Relations
(224) 521-4281	(224) 521-8258	(224) 521-8895

Additional information about Anixter is available at www.anixter.com

ANIXTER INTERNATIONAL INC.
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017

(In millions, except per share amounts)
Net sales	$2,119.1	$2,013.8	$8,400.2	$7,927.4
Cost of goods sold	1,689.1	1,615.4	6,742.2	6,356.4
Gross profit	430.0	398.4	1,658.0	1,571.0
Operating expenses	342.7	317.8	1,348.3	1,258.1
Operating income	87.3	80.6	309.7	312.9
Other expense:
Interest expense	(19.8)	(19.0)	(76.3)	(74.7)
Other, net	(7.6)	(0.1)	(10.2)	(0.6)
Income before income taxes	59.9	61.5	223.2	237.6
Income tax expense	18.1	61.1	66.9	128.6
Net income	$41.8	$0.4	$156.3	$109.0
Income per share:
Basic	$1.23	$0.01	$4.62	$3.24
Diluted	$1.22	$0.01	$4.58	$3.21

Weighted-average common shares outstanding:
Basic	33.9	33.6	33.8	33.6
Diluted	34.1	34.0	34.1	34.0

Reportable Segments
Net sales:
Network & Security Solutions	$1,117.9	$1,050.9	$4,347.0	$4,114.4
Electrical & Electronic Solutions	571.3	581.6	2,342.7	2,225.5
Utility Power Solutions	429.9	381.3	1,710.5	1,587.5
	$2,119.1	$2,013.8	$8,400.2	$7,927.4
Operating income:
Network & Security Solutions	$77.6	$68.4	$272.2	$262.6
Electrical & Electronic Solutions	31.2	30.0	132.3	114.3
Utility Power Solutions	21.2	15.8	75.4	73.1
Corporate	(42.7)	(33.6)	(170.2)	(137.1)
	$87.3	$80.6	$309.7	$312.9

ANIXTER INTERNATIONAL INC.
Condensed Consolidated Balance Sheets
	(Unaudited)
	December 28, 2018	December 29, 2017
(In millions)

ASSETS
Current assets:
Cash and cash equivalents	$81.0	$116.0
Accounts receivable, net	1,600.0	1,434.2
Inventories	1,440.4	1,238.7
Other current assets	50.6	44.9
Total current assets	3,172.0	2,833.8
Property and equipment, net	163.3	154.3
Goodwill	832.0	778.1
Intangible assets, net	392.9	378.8
Other assets	92.9	107.2
Total assets	$4,653.1	$4,252.2

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,320.0	$1,081.6
Accrued expenses	309.0	269.2
Total current liabilities	1,629.0	1,350.8
Long-term debt	1,251.8	1,247.9
Other liabilities	201.9	194.5
Total liabilities	3,082.7	2,793.2
Total stockholders' equity	1,570.4	1,459.0
Total liabilities and stockholders' equity	$4,653.1	$4,252.2

ANIXTER INTERNATIONAL INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Twelve Months Ended
	December 28, 2018	December 29, 2017
(In millions)

Operating activities:
Net income	$156.3	$109.0
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on extinguishment of debt	4.6	—
Depreciation	31.7	28.2
Amortization of intangible assets	37.3	36.1
Stock-based compensation	18.9	18.1
Deferred income taxes	(1.6)	13.6
Accretion of debt discount	2.4	2.3
Amortization of deferred financing costs	1.6	2.2
Pension plan contributions	(7.4)	(27.4)
Pension plan expenses	4.3	10.5
Impact of tax legislation	(2.1)	35.6
Impairment of intangible assets	—	5.7
Changes in current assets and liabilities, net	(102.0)	(45.5)
Other, net	(6.3)	(4.6)
Net cash provided by operating activities	137.7	183.8
Investing activities:
Acquisitions of businesses, net of cash acquired	(150.1)	—
Capital expenditures, net	(42.4)	(41.1)
Other	9.1	—
Net cash used in investing activities	(183.4)	(41.1)
Financing activities:
Proceeds from borrowings	3,192.4	1,843.3
Repayments of borrowings	(3,082.4)	(1,884.0)
Retirement of Notes due 2019	(353.9)	—
Proceeds from issuance of Notes due 2025	246.9	—
Repayments of Canadian term loan	—	(100.2)
Deferred financing costs	(2.9)	—
Proceeds from stock options exercised	1.5	5.0
Other, net	—	(0.2)
Net cash provided by (used in) financing activities	1.6	(136.1)
(Decrease) increase in cash and cash equivalents	(44.1)	6.6
Effect of exchange rate changes on cash balances	9.1	(5.7)
Cash and cash equivalents at beginning of period	116.0	115.1
Cash and cash equivalents at end of period	$81.0	$116.0

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited)

Fourth Quarter 2018 Sales Growth Trends
	Q4 2018				Q4 2017
(In millions)	As Reported	Foreign Exchange Impact	Copper Impact	As Adjusted	As Reported	Acquisitions Impact	Adjusted for Acquisitions	Organic Growth/ (Decline)
Network & Security Solutions
North America	$820.0	$3.7	$—	$823.7	$809.0	$—	$809.0	1.8%
EMEA	99.5	2.5	—	102.0	93.3	0.7	94.0	8.5%
Emerging Markets	198.4	5.8	—	204.2	148.6	27.7	176.3	15.9%
NSS	$1,117.9	$12.0	$—	$1,129.9	$1,050.9	$28.4	$1,079.3	4.7%

Electrical & Electronic Solutions
North America	$443.3	$2.8	$6.3	$452.4	$452.3	$—	$452.3	—%
EMEA	58.6	1.8	0.9	61.3	71.3	—	71.3	(14.0)%
Emerging Markets	69.4	1.1	0.6	71.1	58.0	—	58.0	22.6%
EES	$571.3	$5.7	$7.8	$584.8	$581.6	$—	$581.6	0.5%

Utility Power Solutions
North America	$429.9	$1.8	$0.2	$431.9	$381.3	$—	$381.3	13.3%
UPS	$429.9	$1.8	$0.2	$431.9	$381.3	$—	$381.3	13.3%

Total	$2,119.1	$19.5	$8.0	$2,146.6	$2,013.8	$28.4	$2,042.2	5.1%

Geographic Sales
North America	$1,693.2	$8.3	$6.5	$1,708.0	$1,642.6	$—	$1,642.6	4.0%
EMEA	158.1	4.3	0.9	163.3	164.6	0.7	165.3	(1.2)%
Emerging Markets	267.8	6.9	0.6	275.3	206.6	27.7	234.3	17.5%
Total	$2,119.1	$19.5	$8.0	$2,146.6	$2,013.8	$28.4	$2,042.2	5.1%

Note: There were 62 billing days in the fourth quarter of 2018 and 2017. Adjustment for billing days unnecessary.

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited)

December Year-to-Date 2018 Sales Growth Trends
	YTD 2018				YTD 2017
(In millions)	As Reported	Foreign Exchange Impact	Copper Impact	As Adjusted	As Reported	Acquisitions Impact	Adjusted for Acquisitions	Organic Growth/ (Decline)
Network & Security Solutions
North America	$3,295.4	$0.6	$—	$3,296.0	$3,212.6	$—	$3,212.6	2.6%
EMEA	403.3	(9.0)	—	394.3	361.6	1.9	363.5	8.5%
Emerging Markets	648.3	9.9	—	658.2	540.2	68.9	609.1	8.1%
NSS	$4,347.0	$1.5	$—	$4,348.5	$4,114.4	$70.8	$4,185.2	3.9%

Electrical & Electronic Solutions
North America	$1,836.2	$0.4	$(9.1)	$1,827.5	$1,743.9	$—	$1,743.9	4.8%
EMEA	257.0	(8.4)	(1.0)	247.6	264.7	—	264.7	(6.5)%
Emerging Markets	249.5	1.2	(0.8)	249.9	216.9	—	216.9	15.2%
EES	$2,342.7	$(6.8)	$(10.9)	$2,325.0	$2,225.5	$—	$2,225.5	4.5%

Utility Power Solutions
North America	$1,710.5	$0.3	$(0.3)	$1,710.5	$1,587.5	$—	$1,587.5	7.8%
UPS	$1,710.5	$0.3	$(0.3)	$1,710.5	$1,587.5	$—	$1,587.5	7.8%

Total	$8,400.2	$(5.0)	$(11.2)	$8,384.0	$7,927.4	$70.8	$7,998.2	4.8%

Geographic Sales
North America	$6,842.1	$1.3	$(9.4)	$6,834.0	$6,544.0	$—	$6,544.0	4.4%
EMEA	660.3	(17.4)	(1.0)	641.9	626.3	1.9	628.2	2.2%
Emerging Markets	897.8	11.1	(0.8)	908.1	757.1	68.9	826.0	9.9%
Total	$8,400.2	$(5.0)	$(11.2)	$8,384.0	$7,927.4	$70.8	$7,998.2	4.8%

Note: There were 253 billing days December YTD in 2018 and 2017. Adjustment for billing days unnecessary.

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

(In millions, except per share amounts)	Positive (Negative) impact
	Three Months Ended		Twelve Months Ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017

Items impacting comparability of results:
Items impacting operating expense and operating income:
Amortization of intangible assets	$(8.7)	$(9.0)	$(37.3)	$(36.1)
Restructuring charge	—	—	(9.4)	—
Acquisition and integration costs	—	(1.5)	(2.9)	(2.3)
CEO retirement agreement expense	—	—	(2.6)	—
U.K. facility relocation costs	(0.2)	—	(1.0)	—
Impairment of intangible assets	—	(5.7)	—	(5.7)
Total of items impacting operating expense and operating income	$(8.9)	$(16.2)	$(53.2)	$(44.1)
Items impacting other expenses:
Loss on extinguishment of debt	(4.6)	—	(4.6)	—
Total of items impacting other expenses	$(4.6)	$—	$(4.6)	$—
Total of items impacting pre-tax income	$(13.5)	$(16.2)	$(57.8)	$(44.1)
Items impacting income taxes:
Tax impact of items impacting pre-tax income above	$1.4	$5.7	$12.6	$14.8
Transition tax on deferred foreign income	2.8	(50.0)	2.8	(50.0)
Rate change impact of net deferred tax liability	(0.7)	14.4	(0.7)	14.4
Reversal of deferred income tax valuation allowances	(0.4)	—	1.4	—
Tax expense related to domestic permanent tax differences	—	—	(0.7)	—
Tax expense related to prior year tax positions	(0.2)	(1.3)	(0.1)	(1.3)
Total of items impacting income taxes	$2.9	$(31.2)	$15.3	$(22.1)
Net income impact of these items	$(10.6)	$(47.4)	$(42.5)	$(66.2)
Diluted EPS impact of these items	$(0.31)	$(1.40)	$(1.25)	$(1.95)

U.S. GAAP to Non-GAAP Net Income and EPS Reconciliation:
Net income – U.S. GAAP	$41.8	$0.4	$156.3	$109.0
Items impacting net income	10.6	47.4	42.5	66.2
Net income – Non-GAAP	$52.4	$47.8	$198.8	$175.2

Diluted EPS – U.S. GAAP	$1.22	$0.01	$4.58	$3.21
Diluted EPS impact of these items	0.31	1.40	1.25	1.95
Diluted EPS – Non-GAAP	$1.53	$1.41	$5.83	$5.16

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

Items Impacting Comparability of Operating Income by Segment	Three Months Ended December 28, 2018
(In millions)	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$77.6	$31.2	$21.2	$(42.7)	$87.3
Operating margin - U.S. GAAP	6.9%	5.5%	4.9%	nm	4.1%

Total of items impacting operating income	$4.1	$1.5	$3.4	$(0.1)	$8.9

Adjusted operating income - Non-GAAP	$81.7	$32.7	$24.6	$(42.8)	$96.2
Adjusted operating margin - Non-GAAP	7.3%	5.7%	5.7%	nm	4.5%

Items Impacting Comparability of Operating Income by Segment	Twelve Months Ended December 28, 2018
	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$272.2	$132.3	$75.4	$(170.2)	$309.7
Operating margin - U.S. GAAP	6.3%	5.6%	4.4%	nm	3.7%

Total of items impacting operating income	$21.9	$9.1	$14.0	$8.2	$53.2

Adjusted operating income - Non-GAAP	$294.1	$141.4	$89.4	$(162.0)	$362.9
Adjusted operating margin - Non-GAAP	6.8%	6.0%	5.2%	nm	4.3%
nm - not meaningful

Items Impacting Comparability of Operating Income by Segment	Three Months Ended December 29, 2017
(In millions)	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$68.4	$30.0	$15.8	$(33.6)	$80.6
Operating margin - U.S. GAAP	6.5%	5.2%	4.1%	nm	4.0%

Total of items impacting operating income	$9.3	$2.0	$3.4	$1.5	$16.2

Adjusted operating income - Non-GAAP	$77.7	$32.0	$19.2	$(32.1)	$96.8
Adjusted operating margin - Non-GAAP	7.4%	5.5%	5.0%	nm	4.8%

Items Impacting Comparability of Operating Income by Segment	Twelve Months Ended December 29, 2017
	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$262.6	$114.3	$73.1	$(137.1)	$312.9
Operating margin - U.S. GAAP	6.4%	5.1%	4.6%	nm	3.9%

Total of items impacting operating income	$20.1	$7.9	$13.4	$2.7	$44.1

Adjusted operating income - Non-GAAP	$282.7	$122.2	$86.5	$(134.4)	$357.0
Adjusted operating margin - Non-GAAP	6.9%	5.5%	5.4%	nm	4.5%
nm - not meaningful

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

2018 and 2017 Effective Tax Rate – U.S. GAAP and Non-GAAP
	Three Months Ended		Twelve Months Ended
(In millions)	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017
Income before taxes – U.S. GAAP	$59.9	$61.5	$223.2	$237.6
Income tax expense – U.S. GAAP	$18.1	$61.1	$66.9	$128.6
Effective income tax rate	30.2%	99.4%	30.0%	54.1%

Total of items impacting pre-tax income above	$13.5	$16.2	$57.8	$44.1
Total of items impacting income taxes above	$2.9	$(31.2)	$15.3	$(22.1)

Income before income taxes – Non-GAAP	$73.4	$77.7	$281.0	$281.7
Income tax expense – Non-GAAP	$21.0	$29.9	$82.2	$106.5
Adjusted effective income tax rate	28.6%	38.5%	29.3%	37.8%

2018 EBITDA and Adjusted EBITDA by Segment
	Three Months Ended December 28, 2018
(In millions)	NSS	EES	UPS	Corporate	Total
Net income	$77.6	$31.2	$21.2	$(88.2)	$41.8
Interest expense	—	—	—	19.8	19.8
Income taxes	—	—	—	18.1	18.1
Depreciation	1.2	0.6	0.7	5.9	8.4
Amortization of intangible assets	4.0	1.3	3.4	—	8.7
EBITDA	$82.8	$33.1	$25.3	$(44.4)	$96.8
EBITDA leverage	2.2x	nm	2.1x	nm	0.1x
EBITDA as a % of sales	7.4%	5.8%	5.9%	nm	4.6%

Foreign exchange and other non-operating (income)	$—	$—	$—	$7.6	$7.6
Stock-based compensation	0.6	0.3	0.2	2.8	3.9
Acquisition and integration costs	0.1	—	—	(0.1)	—
U.K. facility relocation costs	—	0.2	—	—	0.2
Adjusted EBITDA	$83.5	$33.6	$25.5	$(34.1)	$108.5
Adjusted EBITDA leverage	0.8x	nm	1.9x	nm	0.0x
Adjusted EBITDA as a % of sales	7.5%	5.9%	5.9%	nm	5.1%

	Twelve Months Ended December 28, 2018
	NSS	EES	UPS	Corporate	Total
Net income	$272.2	$132.3	$75.4	$(323.6)	$156.3
Interest expense	—	—	—	76.3	76.3
Income taxes	—	—	—	66.9	66.9
Depreciation	3.8	2.4	3.6	21.9	31.7
Amortization of intangible assets	17.0	7.0	13.3	—	37.3
EBITDA	$293.0	$141.7	$92.3	$(158.5)	$368.5
EBITDA leverage	0.8x	2.5x	0.3x	nm	-0.4x
EBITDA as a % of sales	6.7%	6.0%	5.4%	nm	4.4%

Foreign exchange and other non-operating expense	$—	$—	$—	$10.2	$10.2
Stock-based compensation	1.8	1.4	0.6	15.1	18.9
Restructuring charge	2.1	1.3	0.7	5.3	9.4
Acquisition and integration costs	2.6	—	—	0.3	2.9
U.K. facility relocation costs	0.2	0.8	—	—	1.0
Adjusted EBITDA	$299.7	$145.2	$93.6	$(127.6)	$410.9
Adjusted EBITDA leverage	0.7x	2.9x	0.2x	nm	0.3x
Adjusted EBITDA as a % of sales	6.9%	6.2%	5.5%	nm	4.9%

nm - not meaningful

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

2017 EBITDA and Adjusted EBITDA by Segment
	Three Months Ended December 29, 2017
(In millions)	NSS	EES	UPS	Corporate	Total
Net income	$68.4	$30.0	$15.8	$(113.8)	$0.4
Interest expense	—	—	—	19.0	19.0
Income taxes	—	—	—	61.1	61.1
Depreciation	0.9	0.7	0.8	4.3	6.7
Amortization of intangible assets	3.6	2.0	3.4	—	9.0
EBITDA	$72.9	$32.7	$20.0	$(29.4)	$96.2
EBITDA leverage	-10.2x	2.0x	0.6x	nm	0.5x
EBITDA as a % of sales	6.9%	5.6%	5.3%	nm	4.8%

Foreign exchange and other non-operating expense	$—	$—	$—	$0.1	$0.1
Stock-based compensation	0.8	0.3	0.5	3.2	4.8
Impairment of intangible assets	5.7	—	—	—	5.7
Acquisition and integration costs	—	—	—	1.5	1.5
Adjusted EBITDA	$79.4	$33.0	$20.5	$(24.6)	$108.3
Adjusted EBITDA leverage	-2.9x	2.0x	0.7x	nm	0.9x
Adjusted EBITDA as a % of sales	7.6%	5.7%	5.4%	nm	5.4%

	Twelve Months Ended December 29, 2017
	NSS	EES	UPS	Corporate	Total
Net income	$262.6	$114.3	$73.1	$(341.0)	$109.0
Interest expense	—	—	—	74.7	74.7
Income taxes	—	—	—	128.6	128.6
Depreciation	3.1	2.4	3.9	18.8	28.2
Amortization of intangible assets	14.4	8.4	13.3	—	36.1
EBITDA	$280.1	$125.1	$90.3	$(118.9)	$376.6
EBITDA leverage	-5.9x	2.6x	1.8x	nm	2.6x
EBITDA as a % of sales	6.8%	5.6%	5.7%	nm	4.8%

Foreign exchange and other non-operating expense	$—	$—	$—	$0.6	$0.6
Stock-based compensation	2.3	1.3	1.7	12.8	18.1
Impairment of intangible assets	5.7	—	—	—	5.7
Restructuring charge	—	(0.5)	0.1	0.4	—
Acquisition and integration costs	—	—	—	2.3	2.3
Adjusted EBITDA	$288.1	$125.9	$92.1	$(102.8)	$403.3
Adjusted EBITDA leverage	-5.5x	1.7x	1.5x	nm	-0.1x
Adjusted EBITDA as a % of sales	7.0%	5.7%	5.8%	nm	5.1%

nm - not meaningful